UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2024
Outbrain Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40643	20-5391629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
111 West 19th Street
New York, NY 10011
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (646) 867-0149

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OB	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
Share Purchase Agreement
On August 1, 2024, Outbrain Inc., a Delaware corporation (the “Company” or “Outbrain”), entered into a definitive share purchase agreement (the “Agreement”) with Altice Teads S.A. (the “Seller”), a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg and the sole shareholder of Teads S.A., a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg (“Teads”), and Teads. Pursuant to the Agreement, Outbrain agreed to acquire all of the issued and outstanding share capital of Teads upon the terms and subject to the conditions set forth in the Agreement (the “Transaction”).
The Agreement provides for the following consideration to be paid to the Seller at closing of the Transaction (the “Closing”): (1) a cash payment of $725,000,000, subject to certain customary adjustments as set forth in the Agreement (the “Cash Consideration”), (2) 35,000,000 newly issued shares of the Company’s common stock, par value $0.001 (the “Common Stock”; such newly issued shares of Common Stock, the “Consideration Common Stock”), and (3) 10,500,000 newly issued shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 (the “Series A Preferred Stock” and, together with the Consideration Common Stock, the “Consideration Stock”). Additionally, the Seller will be entitled to a deferred cash payment in an amount equal to $25,000,000 payable in one or more installments subject to compliance with the covenants of any of the debt financing(s) described below. Following the Closing, the Seller will own approximately 42% of the Company’s issued and outstanding shares of Common Stock, or 48% assuming conversion of the Series A Preferred Stock (based on the amount of issued and outstanding shares of Common Stock as of June 30, 2024).
Subject to certain conditions, either the Company or the Seller may terminate the Agreement if the Closing has not occurred by the date which is nine months after the date of the Agreement, which date may be extended for three additional periods of three months each if the reason for not closing is that the regulatory conditions have not been satisfied.
The Agreement contains customary representations, warranties and covenants for a transaction of this type. Closing under the Agreement is subject to customary conditions, including (1) approval of the Company’s stockholders to the issuance of the Consideration Stock in accordance with the rules and regulations of the Nasdaq Stock Market and the Company’s organizational documents (the “Stockholder Approval”), (2) the absence of any law or order issued by any governmental authority prohibiting or preventing the consummation of the Transaction, (3) obtaining certain regulatory approvals, including the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (4) subject to certain exceptions, the accuracy of the representations and warranties of, and compliance with covenants by, each of the parties to the Agreement, and (5) the absence of a Material Adverse Event (as defined in the Agreement).
Subject to the foregoing conditions and the satisfaction of the other closing conditions in the Agreement, the Transaction is currently expected to close in the first quarter of 2025. The Agreement and the transactions contemplated thereby have been unanimously approved by the Board of Directors of the Company (the “Company Board”).
The foregoing summary of the Agreement has been included to provide investors and security holders with information regarding the terms of the Agreement and is qualified in its entirety by the terms and conditions of the Agreement. It is not intended to provide any other factual information about the Company, Teads or their respective subsidiaries and affiliates. The Agreement contains warranties by each of the parties to the Agreement, which were made only for purposes of the Agreement and as of specified dates. The warranties and covenants in the Agreement were made solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Teads or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Series A Preferred Stock
Pursuant to the Agreement, the Company will file a certificate of designation (the “Certificate of Designation”) with the Delaware Secretary of the State at Closing designating the rights, preferences and limitations of the shares of the Series A Preferred Stock.
The Series A Preferred Stock will have a liquidation preference (the “Liquidation Preference”) of $10.00 per share (adjusted in the event of a stock dividend, stock split, stock distribution recapitalization or combination with respect to the Series A Preferred Stock). Upon the occurrence of a Liquidation Event (as defined in the Certificate of Designation), the holders of the Series A Preferred Stock shall be entitled to the greater of (i) the Liquidation Preference plus the aggregate amount of all accrued and accumulated dividends on the Series A Preferred Stock and (ii) the consideration that a holder of Series A Preferred Stock would have received if it had converted its stock into Common Stock immediately prior to the Liquidation Event.
Dividends on the Series A Preferred Stock will accrue on a quarterly basis at a rate of 10% per annum, payable in cash or payment-in-kind at Outbrain’s option. The holders of the Series A Preferred Stock shall have the right to convert all or a portion of the holder’s Series A Preferred Stock to a number of shares of Common Stock determined as the current Liquidation Preference of such Series A Preferred Stock to be converted plus an amount equal to the sum of all accrued and unpaid dividends for the then-current dividend period, divided by the conversion price of $10.00 per share, as may be subject to customary adjustments in accordance with the Certificate of Designation. The Company may elect to convert all or a portion of the Series A Preferred Stock that is at least 10% of the then outstanding Series A Preferred Stock to Common Stock after two years subject to the Common Stock achieving a certain price threshold.
The Series A Preferred Stock may be redeemed by the Company in whole or part in cash prior to the five-year anniversary of its issuance, subject to payment of certain premiums, and after the fifth anniversary of issuance without premium.
The Series A Preferred Stock will vote together with the Common Stock on an as-converted basis on all matters, and not as a separate class.
Stockholders Agreement
The Agreement provides that the Company and Seller will enter into a stockholders agreement (the “Stockholders Agreement”) at Closing. Pursuant to the Stockholders Agreement, the number of directors on the Company Board shall be increased by two, and the Seller shall have the right to nominate for election to the Company Board two persons, one of whom shall be non-affiliated with Teads and must qualify as an independent director pursuant to the requirements of the Nasdaq Stock Market. The Seller shall have the right to nominate (1) two directors until the Seller and its affiliated stockholders cease to hold in the aggregate at least 25% of the total voting power of the outstanding capital stock of the Company and (2) one director until the Seller and its affiliated stockholders cease to hold in the aggregate at least 10% of the total voting power of the outstanding capital stock of the Company, in each case on an as-converted basis. Additionally, commencing on the third anniversary of the Closing, Seller shall have the right to nominate three directors until such time as the Seller and its affiliated stockholders cease to own at least 30% of the total voting power of the outstanding capital stock of the Company, on an as-converted basis.
The Stockholders Agreement also requires that until such time that the Seller and its affiliated stockholders hold in the aggregate less than 15% of the total voting power of the outstanding capital stock of the Company (the “15% Threshold”), on an as-converted basis, the Seller will take such action necessary to cause its affiliate stockholders to vote their shares at each meeting of the Company’s stockholders in the same manner as recommended by the Company Board. The Stockholders Agreement further provides that until such time that Seller and its affiliated stockholders hold less than the 15% Threshold in the aggregate, they will comply with customary standstill restrictions with respect to the Company. The Stockholders Agreement will include restrictions on the transferability of the Consideration Stock.
Under the Agreement, the Company and Seller will also enter into a registration rights agreement (the “Registration Rights Agreement”) at Closing, pursuant to which the Company will provide customary demand and piggyback registration rights to the holders of the Registrable Shares (as defined in the Registration Rights Agreement), which includes the Consideration Common Stock.

The foregoing description of the Agreement, the Certificate of Designation, Stockholders Agreement and Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, and the Forms of the Certificate of Designation, Stockholders Agreement and Registration Rights Agreement, attached hereto as Exhibit 2.1 and Exhibits B, G and M to the Agreement, respectively, incorporated by reference in their entirety.
Stockholder Support Agreement
In connection with the execution of the Agreement, each of Viola Ventures III, L.P. and Yaron Galai (together, the “Company Stockholders”) in their respective capacities as stockholders of the Company, entered into a customary Stockholder Support Agreement (the “Support Agreement”) with the Company and Seller, pursuant to which the Company Stockholders agreed, among other things, to vote their respective shares of Common Stock in favor of the Stockholder Approval and any other proposals brought to a vote of stockholders of the Company in furtherance of the Transaction. Notwithstanding the foregoing, the Company Stockholders are permitted to take any action and participate in any discussions or negotiations regarding a Qualifying Purchaser Acquisition Proposal (as defined in the Agreement) to the same extent that the Company is permitted to pursuant to the Agreement.
As of June 30, 2024, the Company Stockholders beneficially own an aggregate of approximately 20.13% of the Company’s issued and outstanding shares of Common Stock.
The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Support Agreement attached hereto as Exhibit 10.1 and incorporated by reference in its entirety herein.
Commitment Letter
In connection with entering into the Agreement, the Company entered into a debt commitment letter, dated August 1, 2024 (the “Commitment Letter”), with Goldman Sachs Bank USA, Jefferies Finance LLC and Mizuho Bank, LTD (collectively, the “Commitment Parties”), pursuant to which the Commitment Parties have committed to provide (i) a $100 million senior secured revolving credit facility (the “Revolving Credit Facility”) and (ii) a senior secured bridge facility in an aggregate principal amount of up to $750 million (the “Bridge Facility”). The Bridge Facility will be used to fund the cash consideration for the Transaction to pay fees and expenses related thereto. Additionally, a portion of the Revolving Credit Facility may be used to fund a portion of the cash consideration for the Transaction and to pay fees and expenses related thereto, and will otherwise be available, for working capital and general corporate purposes. The obligation of Commitment Parties to provide the contemplated financings is subject to a number of customary conditions contained in the Commitment Letter, including the execution of definitive debt financing documentation contemplated by the Commitment Letter and the Transaction being consummated substantially contemporaneously with the initial funding of the Bridge Facility.
Item 3.02 Unregistered Sales of Equity Securities.
The disclosure set forth in Item 1.01 is hereby incorporated herein by reference. In accordance with the Agreement, a portion of the consideration for the Transaction will consist of Common Stock and Series A Preferred Stock of the Company. The Consideration Stock will be issued to the Seller pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act").
Item 7.01. Regulation FD Disclosure
On August 1, 2024, the Company hosted an investor conference call in connection with the announcement of the Transaction. The transcript from such conference call, which is attached hereto as Exhibit 99.1 and incorporated by reference herein, is hereby furnished pursuant to this Item 7.01.
The information provided under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Additional Information About the Transaction and Where to Find It

This Form 8-K may be deemed to be solicitation material in respect of the stockholder approval (the “Stockholder Approval”) to authorize the issuance of certain equity securities of Outbrain as consideration for the proposed transaction. In connection with a special meeting of its shareholders for the Stockholder Approval, Outbrain intends to file relevant materials with the SEC, including Outbrain’s proxy statement in preliminary and definitive form. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OUTBRAIN, TEADS AND THE TRANSACTION. Investors and stockholders may obtain a free copy of these materials (when available) and other documents filed by Outbrain with the SEC through the website maintained by the SEC at www.sec.gov. In addition, free copies of these materials will be made available free of charge through Outbrain’s website at https://www.outbrain.com.
Participants in the Solicitation

Outbrain and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Outbrain in favor of the Stockholder Approval. Information regarding these directors and executive officers and a description of their direct and indirect interests, by security holdings or otherwise, is set forth in Outbrain’s proxy statement for its 2024 annual meeting of stockholders on Schedule 14A, which was filed with the SEC on April 26, 2024. To the extent holdings of Outbrain’s securities by its directors or executive officers have changed since the amounts set forth in such 2024 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information concerning the direct or indirect interests, by security holdings or otherwise, of Outbrain’s participants in the solicitation, which may, in some cases, be different than those of Outbrain’s shareholders generally, will be set forth in Outbrain’s proxy statement relating to the Stockholder Approval when it becomes available.

Cautionary Note About Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. These statements are based on current expectations, estimates, forecasts and projections about the industries in which Outbrain and Teads operate, and beliefs and assumptions of Outbrain’s management. Forward-looking statements may include, without limitation, statements regarding possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives, expected synergies and statements of a general economic or industry-specific nature. You can generally identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “guidance,” “outlook,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “foresee,” “potential” or “continue” or the negative of these terms or other similar expressions that concern our expectations, strategy, plans or intentions or are not statements of historical fact. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors including, but not limited to: the risk that the conditions to the consummation of the transaction will not be satisfied (or waived); uncertainty as to the timing of the consummation of the transaction and Outbrain’s and Teads’ ability to complete the transaction; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the stock purchase agreement; the failure to obtain, or delays in obtaining, required regulatory approvals or clearances; the risk that any such approval may result in the imposition of conditions that could adversely affect Outbrain or Teads, or the expected benefits of the transaction; the failure to obtain the necessary debt financing to complete the transaction; the effect of the announcement or pendency of the transaction on Outbrain’s or Teads’ operating results and business generally; risks that the transaction disrupts current plans and operations or diverts management’s attention from its ongoing business; the initiation or outcome of any legal proceedings that may be instituted against Outbrain or Teads, or their respective directors or officers, related to the transaction; unexpected costs, charges or expenses resulting from the transaction; the risk that Outbrain’s stock price may decline significantly if the transaction is not consummated; the effect of the announcement of the transaction on the ability of Outbrain and Teads to retain and hire key personnel and maintain relationships with their customers, suppliers and others with whom they do business; the ability of Outbrain to successfully integrate Teads’ operations, technologies and employees; the ability to realize anticipated benefits and synergies of the transaction, including the expectation of enhancements to Outbrain’s services, greater revenue or growth opportunities, operating efficiencies and cost savings; overall advertising demand and traffic generated by Outbrain and the combined company’s media partners; factors that affect advertising demand and spending, such as the continuation or worsening of unfavorable economic or business conditions or downturns, instability or volatility in financial markets, and other events or factors outside of Outbrain and the combined company’s control, such as U.S. and global recession concerns, geopolitical concerns, including the ongoing wars between Ukraine-Russia and Israel-Hamas, supply chain issues, inflationary pressures, labor market volatility, bank closures or disruptions, and the impact of unfavorable economic conditions and other factors that have and may further impact advertisers’ ability to pay; Outbrain and the combined company’s ability to continue to innovate, and adoption by Outbrain and the combined company’s advertisers and media partners of expanding solutions; the success of Outbrain and the combined company’s sales and marketing investments, which may require significant investments and may involve long sales cycles; Outbrain and the combined company’s ability to grow their business and manage growth effectively; the ability to compete effectively against current and future competitors; the loss of one or more of large media partners, and Outbrain and the combined company’s ability to expand advertiser and media partner relationships; conditions in Israel, including the ongoing war between Israel and Hamas and other terrorist organizations, may limit Outbrain and the combined company’s ability to market, support and innovate their products due to the impact on employees as well as advertisers and advertising markets; Outbrain and the combined company’s ability to maintain revenues or profitability despite quarterly fluctuations in results, whether due to seasonality, large cyclical events, or other causes; the risk that research and development efforts may not meet the demands of a rapidly evolving technology market; any failure of Outbrain and the combined company’s recommendation engine to accurately predict attention or engagement, any deterioration in the quality of Outbrain and the combined company’s recommendations or failure to present interesting content to users or other factors which may cause us to experience a decline in user engagement or loss of media partners; limits on Outbrain and the combined company’s ability to collect, use and disclose data to deliver advertisements; Outbrain and the combined company’s ability to extend their reach into evolving digital media platforms; Outbrain and the combined company’s ability to maintain and scale their technology platform; the ability to meet demands on our infrastructure and resources due to future growth or otherwise; the failure or the failure of third parties to protect Outbrain and the combined company’s sites, networks and systems against security breaches, or otherwise to protect the confidential information of Outbrain and the combined company; outages or disruptions that impact Outbrain or the combined company or their service providers, resulting from cyber incidents, or failures or loss of our infrastructure; significant fluctuations in currency exchange rates; political and regulatory risks in the various markets in which Outbrain and the combined company operate; the challenges of compliance with differing and changing regulatory requirements; the timing and execution of any cost-saving measures and the impact on Outbrain and the combined company’s business or strategy; and the risks described in the section entitled “Risk Factors” and elsewhere in Outbrain’s Annual Report on Form 10-K filed for the year ended December 31, 2023 and in subsequent reports filed with the SEC.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
2.01
Share Purchase Agreement, dated August 1, 2024, by and among Outbrain Inc., Altice Teads S.A. and Teads S.A. (including the forms of Certificate of Designation, Stockholders Agreement and Registration Rights Agreement)*

10.1	Stockholder Support Agreement, dated August 1, 2024, by and among Viola Ventures III, L.P. and Yaron Galai, Outbrain Inc. and Altice Teads S.A.
99.1	Conference Call Transcript, dated August 1, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and certain exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OUTBRAIN INC.
Date: August 1, 2024	By:	/s/ David Kostman
Name: David Kostman
Title: Chief Executive Officer